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WRITER'S TELEPHONE                                                 WRITER'S FAX
  (214) 220-7700                                                  (214) 999-7716

                                 March 9, 1999



Trammell Crow Company
2001 Ross Avenue
Dallas, Texas 75201

Ladies and Gentlemen:

     We have acted as counsel for Trammell Crow Company, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (No. 333-72925) (as may hereafter be amended, the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "1933 Act"), and the rules and regulations thereunder the sale of up to 5,750,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock"). The Shares will be offered and sold (the "Offering") pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company, Morgan Stanley & Co. Incorporated, BancBoston Robertson Stephens
Inc., BT Alex. Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (the "U.S. Underwriters"), and each of Morgan Stanley & Co. International Limited, BancBoston Robertson Stephens International Limited,
BT Alex. Brown International, a division of Bankers Trust International PLC, and Donaldson, Lufkin & Jenrette International (the "International Underwriters" and collectively with the U.S. Underwriters, the "Underwriters").

     Before rendering the opinion hereinafter set forth, we examined, among other things, (i) the proposed form of Underwriting Agreement, (ii) the Registration Statement, (iii) the Company's Certificate of Incorporation,
(iv) the Company's Bylaws, (v) resolutions of the Company's Board of Directors, and (vi) originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as basis for the opinions hereinafter set forth. As to factual matters relevant to the opinion herein stated and with respect to which information is in the possession of the Company, we have relied without investigation upon certificates or representations made by the Company's duly authorized representatives to the extent we deem such reliance proper.

     Based upon the foregoing assumptions, and subject to the qualifications set forth hereinafter, we are of the opinion that, when (i) the Registration Statement becomes effective under the 1933

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Trammell Crow Company
March 9, 1999
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Act, (ii) the final terms of the Underwriting Agreement and the Offering have been approved by the Board of Directors (or a duly constituted committee thereof), (iii) the Underwriting Agreement has been duly executed and delivered by each of the parties thereto and (iv) the Shares have been issued and delivered in accordance with the terms of the Underwriting Agreement (including the receipt by the Company of the consideration for the Shares described therein), the Shares will be validly issued, fully paid and non-assessable.

     The opinion expressed above is subject to the following assumptions, exceptions and qualifications:

     (a) We have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, (vii) the laws of any jurisdiction other than Texas that govern any of the documents reviewed by us (other than the Company's certificate of incorporation and bylaws) do not modify the terms that appear in any such document and (viii) the consideration received by the Company for each share of Common Stock was equal to or exceeded the par value thereof.

     (b) The opinion expressed in this letter is limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. We are not admitted to the practice of law in the State of Delaware.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement. We also consent to the incorporation by reference of this consent into any subsequent registration statement filed pursuant to Rule 462(b) under the 1933 Act in connection with the Offering. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     We express no opinion as to any matter other than is expressly set forth above, and no opinion is to or may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

                                       Very truly yours,

                                       /s/ VINSON & ELKINS L.L.P.